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                                                           EXHIBIT 3


                    NAVISTAR INTERNATIONAL CORPORATION
                             AND SUBSIDIARIES
                    ----------------------------------
                   ARTICLES OF INCORPORATION AND BY-LAWS


     The following documents of Navistar International Corporation are included herein in those executed and conformed copies of this report provided to the Securities and Exchange Commission, the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange:


     3.1 The By-Laws of Navistar International Corporation effective July 1, 1993, filed as Exhibit 3.1 on Annual Report on Form 10-K dated October 31, 1993, which was filed on January 27, 1994, on Commission File No. 1-9618.

     3.2 Restated Certificate of Incorporation of Navistar International Corporation effective July 1, 1993, filed as Exhibit 3.2 to Form 10-K dated October 31, 1993, which was filed on January 27, 1994, Commission File No. 1-9618.


































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